Corindus Vascular Robotics, Inc. 8-K

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 16, 2018 by and among Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.            The Company and each Purchaser is executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.             Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of Series A Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 1,000,000 shares of Series A Preferred Stock (the “Preferred Shares”) (the shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Preferred Shares and the Series A-1 Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A-1 Preferred Stock”), collectively, are referred to herein as the “Underlying Shares”), which Series A-1 Preferred Stock may be issued by the Company as dividends on the Series A Preferred Stock, and (ii) warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to acquire up to eight and three-quarters (8.75) shares of Common Stock for each Preferred Share purchased by such Purchaser (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, are referred to herein as the “Warrant Shares”).

C.            The Preferred Shares, the Underlying Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

D.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Underlying Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Accredited Investor Questionnaire” means the Accredited Investor Questionnaire set forth as Exhibit C-1 hereto.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties or any officer or director of the Company as of the date hereof acting in his or her capacity as an officer or director of the Company before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Laws” has the meaning set forth in Section 3.1(o).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Delaware Secretary of State, in the form of Exhibit H attached hereto.

“Closing” means the closing of the purchase and sale of the Preferred Shares and the Warrants on the Closing Date pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived by the Majority Purchasers, as the case may be, or such other date as the Company and the Majority Purchasers may agree.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at One Financial Center, Boston, Massachusetts 02111.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Intellectual Property Counsel” means Rathe Lindenbaum LLP, with offices located at 700 W Virginia Street, Suite 302, Milwaukee, Wisconsin 53204.

“Company Product” has the meaning set forth in Section 3.1(p).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the officers of the Company who, as of the date hereof, have responsibility for the matter or matters that are the subject of the statement, and the knowledge that each such person would have reasonably obtained in the performance of each such person’s duties as an officer of the Company.

“Compliance Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Persons” has the meaning set forth in Section 3.1(ll).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedule” means the disclosure schedule delivered to the Purchasers on the date hereof, which shall qualify any representation made in this Agreement to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule.

“Disqualification Events” has the meaning set forth in Section 3.1(ll).

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(kk).

“Evaluation Date” has the meaning set forth in Section 3.1(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDA” has the meaning set forth in Section 3.1(o).

“GAAP” means U.S. generally accepted accounting principles.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Indemnified Person” has the meaning set forth in Section 4.6(b).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in substantially the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Lead Purchaser” means HEC Master Fund LP and its Affiliates.

“Lien” means any material lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other similar restrictions.

“Majority Purchasers” has the meaning set forth in Section 6.4.

“Material Adverse Effect” means a material adverse effect on the (i) validity or enforceability of or the Company’s ability to perform in any material respect its obligations under this Agreement or (ii) earnings, results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. or applicable foreign economy or effects generally applicable to the industry in which the Company operates, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement, (iv) changes in the trading price or trading volume of the Company’s Common Stock (but not the underlying causes thereof), (v) the filing of any stockholder or derivative litigation arising from or relating to the execution of this Agreement or the consummation of the transactions contemplated hereby, or (vi) effects caused by earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, except, with respect to clauses (i) and (vi), to the extent that the effects of such changes or events are disproportionately adverse to the earnings, results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

“Material Contract” means any contract of the Company that has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(n).

“Money Laundering Laws” has the meaning set forth in Section 3.1(ff).

“New York Courts” means the state and federal courts sitting in the City of New York, New York.

“Outside Date” means the twentieth (20th) Business Day following the date of this Agreement.

“Permitted Indebtedness” means Indebtedness that may be borrowed under (i) that certain Loan and Security Agreement by and among Silicon Valley Bank and the Corporation, dated on or about the date hereof, (ii) that certain Loan and Security Agreement by and among Silicon Valley Bank, the lenders listed therein, Solar Capital LTD., and the Corporation, dated on or about the date hereof, and (iii) any other loan agreement or credit facility approved by the Board of Directors, including any replacement of the foregoing; provided, however, that such Permitted Indebtedness shall not exceed in the aggregate $35.0 million at any time.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, or (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, other than any Liens related to Permitted Indebtedness.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” means the Series A Preferred Stock and the Series A-1 Preferred Stock.

“Press Release” has the meaning set forth in Section 4.8.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be NYSE American LLC.

“Proceeding” means an Action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Purchase Price” means $25.00 per share of Series A Preferred Stock.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.6(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sanctions” has the meaning set forth in Section 3.1(gg).

“Sanctioned Persons” has the meaning set forth in Section 3.1(gg).

“Sanctioned Country” and “Sanctioned Countries” have the meanings set forth in Section 3.1(gg).

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) (A) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and (B) all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis) that have an economically similar result to a “short sale” as defined in Rule 200, and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers that have an economically similar result to a “short sale” as defined in Rule 200.

“Solicitor” has the meaning set forth in Section 3.1(ll).

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Preferred Shares and the related Warrants purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” in U.S. dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Affiliates” has the meaning set forth in Section 4.9.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTCMarkets), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTCMarkets), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCMarkets, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCMarkets on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Manhattan Transfer Registrar Company, with a mailing address of 57 Eastwood Road, Miller Place, NY 11764, or any successor transfer agent for the Company.

“Voting Debt” has the meaning set forth in Section 3.1(g).

“Warrant Shares” has the meaning set forth in the Recitals.

“Warrants” has the meaning set forth in the Recitals.

ARTICLE II
PURCHASE AND SALE

2.1           Closing.

(a)          Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of units equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser as indicated below such Purchaser’s name on its signature page to this Agreement by (ii) the Purchase Price, rounded down to the nearest whole Preferred Share. A “unit” shall consist of (x) one share of Preferred Stock and (y) a Warrant to purchase eight and three-quarters (8.75) Warrant Shares at an exercise price of $1.40 per Warrant Share, subject to adjustment as provided in such Warrants.

(b)          The Closing of the purchase and sale of the Preferred Shares and Warrants shall take place at the offices of Company Counsel on the Closing Date or at such other location(s) or remotely by electronic means as the Company and the Majority Purchasers mutually agree.

(c)          Except as may otherwise be agreed to among the Company and one or more of the Purchasers, on or prior to the Business Day immediately prior to the Closing Date, each Purchaser shall wire its Subscription Amount, in U.S. dollars and in immediately available funds, to a bank account designated by the Company.

(d)          On the Closing Date, upon receipt of the aggregate Purchase Price: (i) the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser (within two Trading Days after the Closing) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Preferred Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Preferred Shares” and (ii) the Company shall within two Business Days following the Closing Date send for overnight delivery to each Purchaser one or more Warrants, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Warrant Shares such Purchaser is entitled to purchase as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Warrant Shares.”

2.2           Closing Deliveries.

(a)          On or prior to the Closing, the Company shall issue, deliver or cause to be delivered or made available to each Purchaser the following (the “Company Deliverables”):

(i)          this Agreement, duly executed by the Company;

(ii)         a legal opinion of Company Counsel dated as of the Closing Date and in substantially the form attached hereto as Exhibit D-1, executed by such counsel and addressed to the Purchasers;

(iii)        a legal opinion of Company Intellectual Property Counsel dated as of the Closing Date and in substantially the form attached hereto as Exhibit D-2, executed by such counsel and addressed to the Purchasers;

(iv)        the Registration Rights Agreement, duly executed by the Company;

(v)         a copy of the duly executed Irrevocable Transfer Agent Instructions, acknowledged in writing by the Transfer Agent, instructing the Transfer Agent to deliver a certificate evidencing the number of Preferred Shares set forth below such Purchaser’s name on the signature page of this Agreement;

(vi)        a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company and any duly authorized committee thereof relating to the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit F (the “Secretary’s Certificate”);

(vii)       a certificate, dated as of the Closing Date and signed by the Company’s Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit G (the “Compliance Certificate”);

(viii)      a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within five (5) days of the Closing Date;

(ix)        agreements to vote in favor of the Stockholder Resolutions (as defined in Section 4.13), in form and substance reasonably acceptable to the Lead Purchaser, executed and delivered by stockholders holding at least 35% of the Company’s Common Stock outstanding as of the date hereof; and

(x)         a certified copy of the certificate of incorporation of the Company (which shall include the Certificate of Designation), as certified by the Secretary of State of the State of Delaware, as of a date within ten (10) days of the Closing Date.

(b)           On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following, with respect to such Purchaser (the “Purchaser Deliverables”):

(i)          this Agreement, duly executed by such Purchaser;

(ii)         the Registration Rights Agreement, duly executed by such Purchaser;

(iii)        its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer to a bank account designated by the Company;

(iv)        a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement;

(v)         a fully completed and duly executed Accredited Investor Questionnaire; and

(vi)        a fully completed and duly executed Stock Certificate Questionnaire.

(c)           Promptly following the Closing, the Company shall deliver or cause to be delivered to each Purchaser agreements to vote in favor of the Stockholder Resolutions (as defined in Section 4.13), in form and substance reasonably acceptable to the Lead Purchaser, executed and delivered by stockholders holding at least 45% of the Company’s Common Stock outstanding as of the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to each of the Purchasers:

(a)           Subsidiaries. Except as set forth on Section 3.1(a) of the Disclosure Schedule, the Company has no direct or indirect Subsidiaries other than Corindus, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Corindus Security Corporation, a Delaware corporation and wholly-owned subsidiary of the Company. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable.

(b)           Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company and its Subsidiaries are not in violation of any of the provisions of their certificate of incorporation or bylaws. The Company and each of its Subsidiaries are duly qualified to conduct business and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Shares and the Warrants and the reservation for issuance and the subsequent issuance of the Underlying Shares upon conversion of the Preferred Shares and the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (the “Enforceability Exceptions”). There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock (i) to which the Company is a party or, (ii) to the Company’s Knowledge, between or among any of the Company’s stockholders. Except as set forth on Section 3.1(c) of the Disclosure Schedule, the Company has not entered into, and does not have any current plans to enter into, any side letter, agreement or arrangement with any Purchaser in connection with the transactions contemplated by the Transaction Documents and each of the Purchasers is purchasing Securities on the same terms as all other Purchasers.

(d)           Non-Contravention. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Preferred Shares and Warrants and the reservation for issuance and the subsequent issuance of the Underlying Shares upon conversion of the Preferred Shares and the Warrant Shares upon exercise of the Warrants) do not and will not (i) violate any provisions of the Company’s or its Subsidiaries’ certificate of incorporation or bylaws, (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject or (iii) subject to the Required Approvals, conflict with, result in a violation of, or imposition of any Lien, upon any property or assets of the Company pursuant to any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, regulatory body, administrative agency, governmental authority, arbitrator or other authority to which the Company or its Subsidiaries are subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected), except in the case of clause (ii) and clause (iii) such as would not individually reasonably be expected to have a Material Adverse Effect.

(e)           Filings, Consents and Approvals. Except as set forth on Section 3.1(e) of the Disclosure Schedule, the Company is not required to obtain any consent, waiver, approval, authorization or order of, qualification, designation, declaration, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws after the date hereof, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares and the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement satisfying the requirements thereof (collectively, the “Required Approvals”).

(f)            Issuance of the Securities. Except as set forth on Section 3.1(f) of the Disclosure Schedule, the Preferred Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Underlying Shares issuable upon conversion of the Preferred Stock have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)           Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of common stock and 10,000,000 shares of undesignated preferred stock. As of the date hereof, there are no shares of preferred stock issued and outstanding and there are 188,772,869 shares of common stock issued and outstanding, of which no shares are owned by the Company.  There are no other shares of any other class or series of capital stock of the Company issued or outstanding.  The Company has no capital stock reserved for issuance, except that, as of the date hereof, there are (i) 22,002,918 shares of common stock reserved for issuance pursuant to the Company’s stock incentive plans, of which 20,075,890 shares are issuable upon the exercise of stock options outstanding on the date hereof and 26,571 shares are issuable upon the settlement of restricted stock units outstanding on the date hereof and (ii) 355,028 shares of common stock subject to outstanding warrants. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, that have not been effectively waived as of the date hereof. Except as stated above or set forth on Section 3.1(g) of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) and no outstanding options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interests in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, arrangement or commitment. Except as set forth on Section 3.1(g) of the Disclosure Schedule, the issuance and sale of the Preferred Shares and Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not trigger any anti-dilution or price adjustment rights. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities which violation would have or would reasonably be expected to result in a Material Adverse Effect. Except as set forth on Section 3.1(g) of the Disclosure Schedule, there are no registration rights, stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(h)           SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13, 14(a) and 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement, including the Disclosure Schedule hereto, each as amended and supplemented to date, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  None of the SEC Reports as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and any unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings that is not so disclosed. Each franchise, contract or other document of a character required to be described in the SEC Reports or to be filed as an exhibit to the SEC Reports under the Securities Act and the rules and regulations promulgated thereunder is so described or filed.

(i)            Financial Statements. The consolidated financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof, there are no disagreements between the Company and its independent accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure relating to the Company’s fiscal 2017 audit or otherwise that, if not resolved to the satisfaction of the accounting firm, would result in the accounting firm referencing such disagreement in its audit report for such fiscal year.

(j)            Tax Matters. The Company and each of its Subsidiaries (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required to be filed prior to the date hereof by any jurisdiction to which it is subject, which are correct and complete in all material respects for the periods to which such tax returns relate, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due prior to the date hereof on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to so file or pay or set aside provisions for any such tax, assessment, charge or return would not reasonably be expected to have a Material Adverse Effect. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(k)           Material Changes. Except as set forth on Section 3.1(k) of the Disclosure Schedule, since the date of the latest balance sheet included in the financial statements contained within the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports, (vi) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its assets is bound or subject, and (vii) there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, prospects or operations of the Company from that reflected in the latest financial statements contained in the SEC Reports except changes in the ordinary course of business which have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so; (2) the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be insolvent; and (3) neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(l)            Environmental Matters. To the Company’s Knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. The Company and each of its Subsidiaries have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business, except where such non-compliance or failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(m)          Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s Knowledge, any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or, to the Company’s Knowledge, any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(n)           Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or its Subsidiaries or any of its principal suppliers or contractors which would have a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement.

(o)           Compliance. The Company and its Subsidiaries (i) are not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiaries), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Material Contract (whether or not such default or violation has been waived), (ii) are not in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, its Subsidiaries or their properties or assets; and (iii) are in compliance with, and have not receipted notice that they are in violation of, all statutes, laws, ordinances, rules and regulations applicable to the Company and its Subsidiaries or to the Company Products (as defined in Section 3.1(p)(i)) (“Applicable Laws”), including without limitation, all applicable rules and regulations of the Food and Drug Administration (the “FDA”), except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           Regulatory Permits.

(i)          Except as set forth on Section 3.1(p) of the Disclosure Schedule, the Company and each of its Subsidiaries possesses all licenses, certificates, approvals, permits and other authorizations and supplements or amendments thereto issued by all applicable federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses (“Material Permits”), including, without limitation, the FDA and any foreign, state or local governmental body exercising comparable authority, such Material Permits are in full force and effect, and (i) neither the Company nor any of its Subsidiaries has received any notice of any adverse finding, warning letter, assertion of noncompliance with, or adverse proceedings relating to the any such Material Permits; (ii) the Company has no Knowledge of any facts or circumstances that the Company would reasonably expect to give rise to the revocation or modification of any Material Permits; (iii) neither the Company nor any of its Subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any product manufactured by or on behalf of the Company or any of its Subsidiaries or out-licensed by the Company or any of its Subsidiaries (a “Company Product”), operation or activity related to a Company Product is in violation of any Applicable Laws or a Material Permit or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) neither the Company nor any of its Subsidiaries has received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Material Permit or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (v) the Company and each of its Subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Material Permits and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s knowledge, neither the Company nor any of its Subsidiaries, directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA, or any foreign, state or local governmental body exercising comparable authority, or any other governmental entity.

(ii)         The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the SEC Reports (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the SEC Reports are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the SEC Reports, the results of which are inconsistent with or call in question the results described or referred to in the SEC Reports; and the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. Except as set forth on Section 3.1(p) of the Disclosure Schedule, the Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company Studies and Trials. In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

(q)           Title to Assets. The Company does not own any real property. Except as set forth on Section 3.1(q) of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries and except for Liens for the payment of federal, state or other taxes for which appropriate reserves have been made in accordance with GAAP and the payment of which is not delinquent or subject to penalties. Any real property and facilities held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company or its Subsidiaries.

(r)            Intellectual Property. The Company and its Subsidiaries collectively own, possess, license or have other rights to use all material foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other proprietary rights and processes necessary for the conduct of their businesses, taken as a whole, as now conducted or as proposed in the SEC Reports to be conducted (collectively, the “Intellectual Property”). Except as set forth on Section 3.1(r) of the Disclosure Schedule, to the Company’s Knowledge, (i) there are no rights of third parties to any Intellectual Property, other than as licensed by the Company; (ii) the Company’s or its Subsidiaries’ use of any such Intellectual Property in the conduct of its business as presently conducted does not infringe upon the rights of any third parties; (ii) there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened Action challenging the Company’s rights in or to or scope of any such Intellectual Property; (iv) there is no pending or threatened Action challenging the validity or scope of any such Intellectual Property; and (v) there is no pending or threatened Action that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. The Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office which have not been disclosed to the U.S. Patent and Trademark Office and which would preclude the grant of a patent in connection with any patent application of the Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Intellectual Property.  The Company and its Subsidiaries collectively have taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Intellectual Property, except where the failure to do so would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its Subsidiaries. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company's business.

(s)           Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and each of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for. The Company has not received any notice of cancellation of any such insurance, nor does the Company have any Knowledge that it will be unable to renew its existing insurance coverage for the Company as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t)            Transactions with Affiliates and Employees. Except as set forth on Section 3.1(t) of the Disclosure Schedule, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a transaction presently contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents.

(u)           Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth on Section 3.1(u) of the Disclosure Schedule, the Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weakness in its internal controls over financial reporting.

(v)           Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as set forth on Section 3.1(v) of the Disclosure Schedule, the Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as set forth on Section 3.1(v) of the Disclosure Schedule, the Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date); such disclosure controls and procedures are effective. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)          Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(x)            Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement (without giving effect to any materiality qualifiers therein) and the accuracy of the information disclosed by each Purchaser in the Accredited Investor Questionnaire delivered pursuant to Section 2.2(b)(iv) and Section 5.2(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(y)           No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(z)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 (without giving effect to any materiality qualifiers therein), neither the Company nor any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(a)(2) or Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)          Registration Rights. Other than the Purchasers pursuant to the Registration Rights Agreement or as disclosed in Section 3.1(aa) of the Disclosure Schedule, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(bb)         Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Section 3.1(bb) of the Disclosure Schedule, there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Company’s common stock on the Principal Trading Market and the Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof and the issuance of the Securities will not violate any such listing or maintenance requirements.

(cc)          Application of Takeover Protections; Rights Agreements. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(dd)         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

(ee)          Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company or its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) taken any action, directly or indirectly, that would result in a violation by the Company or such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff)           Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(gg)         OFAC. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, such countries include the Balkans, Belarus, Burma, Cote D'Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or its Subsidiaries have any plans to increase their respective dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(hh)         Transfer Taxes.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(ii)            Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(jj)            Price of Common Stock.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(kk)          ERISA.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(ll)            No “Bad Actor” Disqualification.  The Company has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(mm)        Registration Eligibility.  To the Company’s knowledge, the Company is eligible to register the resale of the Shares by the Purchasers using Form S-3 promulgated under the Securities Act.

(nn)         Shell Company Status. Except as set forth in Section 3(nn) of the Disclosure Schedule, the Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(oo)         Disclosure.  The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  To the Knowledge of the Company, (i) the Disclosure Materials, and all due diligence materials regarding the Company, its business and the transactions contemplated hereby that are not projections or forward-looking statements, furnished by or on behalf of the Company to any Purchaser in connection with such Purchaser’s evaluation of the Company are, when taken together with the Disclosure Materials, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, all projections and forward-looking statements regarding the Company and its business, furnished by or on behalf of the Company to any Purchaser in connection with such Purchaser’s evaluation of the Company, were made on a good faith, reasonable basis by Company management.

3.2           Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)            Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.

(b)           Non-Contravention. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)            Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)            Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, for the reason(s) specified on the Accredited Investor Questionnaire attached hereto as completed by such Purchaser, and such Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(e)            General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)            Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)           Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents (as qualified by the Disclosure Materials).

(h)           Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither such Purchaser nor, to the knowledge of such Purchaser, any Affiliate of such Purchaser (including, for purposes of this Section 3.2(h), any limited partner of such Purchaser) has, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or, to the knowledge of such Purchaser, an Affiliate of such Purchaser, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Neither such Purchaser nor, to the knowledge of such Purchaser, any Affiliate of such Purchaser holds any short position in the Company’s securities. Other than to other Persons party to this Agreement or to employees or advisors of such Purchaser, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated hereby (including the existence and terms of such transactions).

(i)            Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(j)            Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Person’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)           Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)             No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)           Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the signature page attached hereto.

(n)            Accuracy of Accredited Investor Questionnaire.  The Accredited Investor Questionnaire delivered by such Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and will be correct as of the Closing Date.

(o)            Prohibited Purchaser. Such Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. antimony laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Shares. The Purchaser further acknowledges that the Purchaser will have no claim against the Company or any of its Affiliates or agents for any form of damages as a result of any of the foregoing actions.

3.3           No Other Representations. The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents and that, except as otherwise provided herein, neither the Company nor any Purchaser has relied on the accuracy or completeness of any information not contained in the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)            Initial Lock-up Period. Each Purchaser agrees, severally and not jointly, that, during the period beginning on the Closing Date through and including the date that is the earlier of (i) two (2) years after the Closing Date or (ii) when all of the Preferred Stock has been converted into shares of Common Stock (the “Lock-Up Period”), such Purchaser will not, without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock, directly or indirectly, (A) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Preferred Stock (including, without limitation, shares of Common Stock issued upon conversion of shares of Preferred Stock) deemed to be beneficially owned by such Purchaser in accordance with the rules and regulations promulgated under the Securities Act (such shares, the “Beneficially Owned Shares”), (B) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares, or (C) engage in any short selling of the Beneficially Owned Shares.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1)           if a Purchaser is a natural person, any transfers made by such Purchaser (x) as a bona fide gift to any member of the immediate family (as defined below) of such Purchaser or to a trust the beneficiaries of which are exclusively such Purchaser or members of such Purchaser’s immediate family, (y) by will or intestate succession upon the death of the undersigned or (z) as a bona fide gift to a charity or educational institution,

(2)           if a Purchaser is a corporation, partnership, limited liability company or other business entity, any distributions or transfers to any subsidiary, stockholder, partner or member of, or owner of a similar equity interest in or Affiliates of, or any investment fund or other entity that controls or manages, such Purchaser, as the case may be, if, in any such case, such transfer is not for value,

(3)           if a Purchaser is a corporation, partnership, limited liability company or other business entity, any transfer made by such Purchaser (x) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the such Purchaser’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of such Purchaser’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Section 4.1(a) or (y) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an Affiliate of such Purchaser and such transfer is not for value, provided, however, that it shall be a condition to the transfer that the transferee executes and delivers to the other Purchasers, not later than one business day prior to such transfer, a written agreement to the effect set forth in this Section 4.1(a) (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Purchaser and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Lead Purchaser. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

(b)           Compliance with Laws; Restrictions on Transfer. Notwithstanding any other provision of this Article IV, each Purchaser, severally but not jointly, covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that such Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities. Notwithstanding anything to the contrary herein, no Purchaser or permitted transferee of any Purchaser shall transfer any Securities to any direct competitor of the Company and any such purported transfer shall be void and of no effect.

(c)            Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(d):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by such Purchaser transferee of the pledge. No notice shall be required of such pledge, but such Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure of such legended Securities. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(d), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(c) shall continue to bear the legend set forth in this Section 4.1(c) and be subject to the restrictions on transfer set forth in Section 4.1(b).

(d)           Removal of Legends. Subject to the Company’s right to request an opinion of counsel as set forth in Section 4.1(b), the legend set forth in Section 4.1(c) above shall be removable and the Company shall issue or cause to be issued a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue or cause to be issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) as provided in this Section 4.1(d), if (i) such Securities are registered for resale under the Securities Act and the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale (provided that, the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), or (ii) such Securities are sold or transferred in compliance with Rule 144 (if the transferor is not an Affiliate of the Company), including without limitation in compliance with the current public information requirements of Rule 144, the Company shall deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing the applicable Preferred Stock or Underlying Shares or issue a certificate representing the applicable Warrant Shares without legend upon receipt by the Transfer Agent of the legended certificates for such Preferred Stock, Underlying Shares or Warrant Shares, as applicable. Any fees (with respect to the Transfer Agent or otherwise) associated with the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Securities (in which case a Purchaser shall also be required to provide reasonable assurances, in the form of seller and, if applicable, broker representation letters), the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of (i) a legended certificate representing the Preferred Stock, Underlying Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), (ii) a conversion notice to effect the conversion of the Preferred Stock into Underlying Shares in accordance with the terms of the Preferred Stock, or (iii) an exercise notice and payment of the applicable exercise price in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, and an opinion of counsel to the extent required by Section 4.1(b), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. Certificates or book entry statements for Preferred Stock, Underlying Shares or Warrant Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to a Purchaser by crediting the account of such Purchaser’s prime broker with DTC as directed by such Purchaser.

(e)           Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, in substantially the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(e) (or instructions that are consistent therewith or otherwise contemplated hereby or thereby or by the other Transaction Documents or such other documents as the Transfer Agent may request in connection with any such instructions) will be given by the Company to the Transfer Agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law.

(f)            Acknowledgement. Each Purchaser, severally but not jointly, acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and applicable law. While the Registration Statement remains effective, each Purchaser hereunder may sell the Preferred Shares, Underlying Shares and Warrant Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Preferred Shares, Underlying Shares or the Warrant Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, such Purchaser will refrain from selling such Preferred Shares, Underlying Shares and Warrant Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Preferred Shares, Underlying Shares or Warrant Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(f) and each Purchaser, severally but not jointly, with the other Purchasers will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(f).

4.2           Reservation of Common Stock.

(a)           The Company shall take all action necessary to at all times during the period the Warrants are outstanding have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon exercise of the Warrants issued at the Closing.

(b)           The Company shall reserve and keep available at all times during which the Preferred Stock remain outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Underlying Shares upon conversion of the Preferred Stock pursuant to the Certificate of Designation. The form of notice of conversion included in the Certificate of Designation sets forth the totality of the procedures required of the Purchasers in order to convert the Preferred Shares. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Preferred Stock. The Company shall honor conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.3           Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares and Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.4           Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser who requests a copy in writing promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), which, subject to the accuracy of the Company’s and the Purchaser’s representations and warranties set forth herein, shall consist of the submission of all filings and reports relating to the offer and sale of the Securities pursuant to Rule 506 of Regulation D required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date, and shall provide evidence of any such action so taken to the Purchasers who request in writing such evidence.

4.5           No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that the Affiliates of the Company shall not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.6           Indemnification.

(a)           Indemnification of the Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, subject to this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur, as a result of or relating to: (1) third party claims against such Purchaser relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, and (2) third party claims against a Purchaser or any of its Affiliates, in any capacity, by any Person who is not an Affiliate, limited partner, or other investor of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (i) the failure of such Purchaser Party to comply with the covenants and agreements contained in Section 4.9 below respecting sale of the Securities, (ii) the inaccuracy of any representations made by such Purchaser Party herein, or (iii) information regarding such Purchaser Party furnished in such Purchaser Party’s Accredited Investor Questionnaire to the Company by such Purchaser Party.

(b)           Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.6(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the assumption of the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding or the Company does not, upon assuming the defense of such proceeding, conduct the defense of such claim actively and diligently; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Person and the Company; (iv) the claim is based upon any proceeding, indictment, allegation or investigation of a criminal nature; or (v) the claim seeks an injunction or non-monetary or equitable relief against the Indemnified Person, other than any such claim that is incidental to the primary claim or claims and not material (in the case of clauses (ii)-(v), if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company). The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding and such settlement does not require any Indemnified Person to perform any covenant or refrain from engaging in any activity or include any non-monetary limitation on the actions of any Indemnified Person or any of its Affiliates or any admission of fault, violation, culpability, malfeasance or nonfeasance by, or on behalf of, or liability on behalf of, any such Indemnified Person.

4.7           Listing of Securities. In the time and manner required by the Principal Trading Market, the Company shall have prepared and filed with and, by the date hereof, shall have obtained, the approval of such Trading Market any additional shares listing application that may be required by such Trading Market covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.

4.8           Securities Law Disclosure; Publicity. On or before 9:00 a.m., New York City time, on the Business Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Each Purchaser, severally and not jointly with the other Purchasers, covenants that it will comply with the provisions of any confidentiality or nondisclosure agreement executed by it and, in addition, until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.8, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.9           Dispositions and Confidentiality after the Date Hereof. Each Purchaser shall not, and shall use commercially reasonable efforts to cause any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities and (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) not to, prior to the effectiveness of the Registration Statement: (a) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Securities; or (b) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Securities by such Purchaser or a Trading Affiliate, except, in each case, for Dispositions pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. During the 12-month period immediately following the date hereof, no Purchaser shall, and each Purchaser shall cause its Trading Affiliates not to, engage in any Short Sales or hedging transactions involving the Company’s securities. Each Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.8 or (ii) this Agreement is terminated in full pursuant to Section 6.18.

4.10         Delivery of Preferred Shares and Warrants After Closing. The Company shall deliver, or cause to be delivered, the respective Preferred Shares and Warrants purchased by each Purchaser to such Purchaser within two Trading Days of the Closing Date.

4.11         Board Representation. Following the Closing, the Company shall take action necessary to set the number of directors on the Company’s Board of Directors at eight (8) and appoint to the Board of Directors one additional director nominated by the Majority Purchasers, subject to applicable stock exchange and SEC rules and regulations.

4.12       Company Covenants. For so long as at least twenty-five percent (25%) of the shares of Series A Preferred Stock purchased hereunder (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the date hereof) are outstanding, the Company agrees as follows:

(a)       Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than Permitted Indebtedness).

(b)       Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any Liens other than Permitted Liens.

(c)       Maintenance of Intellectual Property. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey, encumber, pledge or otherwise dispose of any Intellectual Property owned whether in a single transaction or a series of related transactions to any Person(s), other than pursuant to Permitted Indebtedness. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to prosecute and maintain all of the rights to the Intellectual Property of the Company and/or any of its Subsidiaries.

(d)       Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

4.13       Stockholder Meeting. The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than July 12, 2018 (the “Stockholder Meeting Deadline”), a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

4.14        Preemptive Rights.

(a)       If, from the Closing Date until the date that is 36 months after the Closing Date, or such earlier time as fewer than fifty percent (50%) of the shares of Series A Preferred Stock purchased hereunder (as adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the date hereof) are outstanding (the “Preemptive Period”), the Company offers to sell Covered Securities (as defined below) in a private offering of Covered Securities for cash (a “Qualified Offering”), then each Purchaser shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Qualified Purchaser Percentage Interest (measured immediately prior to the delivery of the Qualified Offering Notice). “Qualified Purchaser Percentage Interest” means, as of any date of determination, the percentage equal to (i) the number of shares of Common Stock (on an as-converted basis) then held by such Purchaser as of the date of determination, divided by (ii) the total number of outstanding shares of Common Stock (on an as-converted basis) as of such date. “Covered Securities” means Common Stock and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issuable upon the exercise or conversion of any securities of the Company (including derivative securities) issued and outstanding as of the date hereof or pursuant to this Agreement or the Transaction Documents; (B) issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan (or a bona fide inducement grant to new employees outside of any such plan) or other similar plan approved by the Board of Directors, including where stock is being issued or offered to a trust, other entity to or for the benefit of any employees, consultants, officers or directors of the Company; (C) issued on an arm’s length basis to an unaffiliated third party in connection with acquisitions, asset purchases, licenses, joint ventures, technology license agreements, collaborations or strategic transactions involving the Company and other entities approved by the Board of Directors; or (D) securities issued to financial institutions or lessors in connection with credit or lending arrangements, equipment financings or lease arrangements. Notwithstanding anything to the contrary herein, this Section 4.14 shall not require the Company to take any action that would require shareholder approval under applicable stock exchange rules or result in a violation of law or stock exchange rule or regulation.

(b)       Prior to making any Qualified Offering of Covered Securities, the Company shall give each Purchaser written notice of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to offer the same (such notice, a “Qualified Offering Notice”). The Company shall deliver such notice only to the individuals identified on such Purchaser’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Purchaser without the consent of one of the designated individuals. Each Purchaser shall then have 10 days after receipt of the Qualified Offering Notice (the “Offer Period”) to notify the Company in writing (a “Purchaser Notice”) that it intends to exercise such preemptive right and as to the amount of Covered Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.14(a) (the “Designated Securities”). The failure to respond to a Qualified Offering Notice during the Offering Period constitutes a waiver of such Purchaser’s preemptive right in respect of such offering. A Purchaser Notice constitutes a non-binding indication of interest of such Purchaser to purchase the amount of Designated Securities specified by such Purchaser (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. The sale of the Covered Securities in the Qualified Offering, including any Designated Securities, shall be closed not later than 30 days after the end of the Offer Period. The Covered Securities to be sold to other investors in such Qualified Offering shall be sold at a price not less than, and upon terms no more favorable to such other investors than, those specified in the Qualified Offering Notice. If the Company does not consummate the sale of Covered Securities to other investors within such 30-day period, the right provided hereunder shall be revived and such securities shall not be offered unless first reoffered to the Purchasers in accordance herewith. Notwithstanding anything to the contrary set forth herein and unless otherwise agreed by the Lead Purchaser, by not later than 60 days following the end of the Offer Period, the Company shall either confirm in writing to the Purchasers that the Qualified Offering has been abandoned or shall publicly disclose its intention to issue the Covered Securities in the Qualified Offering, in either case in such a manner that the Purchasers will not be in possession of any material, non-public information thereafter.

(c)       If a Purchaser exercises its preemptive right provided in this Section 4.14 with respect to a Qualified Offering, the Company shall offer and sell such Purchaser, if any such offering is consummated, the Designated Securities (as adjusted, upward to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to third persons (not including the underwriters or the initial purchasers in a Rule 144A offering that is being reoffered by the initial purchasers) in such offering and shall provide written notice of such price upon the determination of such price.

(d)       In addition to the pricing provision of Section 4.14(c), the Company will offer and sell the Designated Securities to each Purchaser upon terms and conditions not less favorable than the most favorable terms and conditions offered to other persons or entities in a Qualified Offering.

(e)       Until the expiration of the Preemptive Period, the Company covenants that it shall not consummate a primary offering by the Company of securities issued in an offering registered under the Securities Act without the prior written consent of the Lead Purchaser; provided that such consent shall be deemed to have been granted if: (i) the Company or its underwriter, placement agent or financial advisor in good faith attempts to inform the Lead Purchaser of such offering on a confidential basis pursuant to a customary “wall crossing” procedure and the Lead Purchaser declines to speak with the Company or its underwriter, placement agent or financial advisor regarding the offering (i.e., it does not come “over the wall”) (it being understood that the Lead Purchaser will be deemed to have “declined to speak” to the Company or its underwriter, placement agent or financial advisor, and thus have given consent to such offering, if it could not be reached or does not provide a response within 48 hours after such good faith attempt to inform the Lead Purchaser of such offering); or (ii) the Company or its underwriter, placement agent or financial advisor contacts the Lead Purchaser following the first public announcement of the public offering and the Lead Purchaser is offered an allocation of or is allocated in such offering the lesser of: (A) its requested allocation in such public offering or (B) its Qualified Purchaser Percentage Interest; or (iii) if the Lead Purchaser cannot be found or is not responsive during the period between the first public announcement of the public offering and the pricing of such public offering (which may be the same day as the announcement in the case of a confidentially marketed public offering). Notwithstanding anything to the contrary herein, this Section 4.14 shall not (1) apply to any offering or sale of securities on Form S-8 or Form S-4, or any similar or successor forms, (2) apply to the filing or effectiveness of any shelf registration statement, whether covering potential sales of Company securities by the Company or resales of Company securities by selling security holders, (3) apply to offers or sales under any resale registration statement by security holders of the Company, (4) apply to any offering or sale pursuant to an “at the market” offering by the Company, or (5) require the Company to take any action that would require shareholder approval under applicable stock exchange rules or result in a violation of law or stock exchange rule or regulation.

(f)        Notwithstanding anything herein to the contrary, this Section 4.14 may be waived by a written instrument signed by the Lead Purchaser.

4.15       Furnishing of Information. Until the date that any Purchaser owning Underlying Shares may sell all of them under Rule 144 of the Securities Act (or any successor provision), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 4.15.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1          Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to acquire Preferred Shares and Warrants at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Majority Purchasers:

(a)       Representations and Warranties. The representations and warranties made by the Company in Section 3.1 shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a different specified date.

(b)       Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities at the Closing (including all Required Approvals, except for those set forth in clauses (i), (ii) and (iii) of Section 3.1(e), which may be obtained after the Closing), all of which shall be and remain so long as necessary in full force and effect. No objection shall have been raised by the Principal Trading Market with respect to the transactions contemplated by the Transaction Documents, including the the purchase and sale of the Securities at the Closing.

(e)       No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission.

(f)        Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)       Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

(h)       No Adverse Events.

(i)          Neither the Company nor any of its Subsidiaries shall have taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up.

(ii)         Neither the Company nor any of its Subsidiaries shall have received any notice from their respective creditors that such creditors intend to (A) initiate involuntary bankruptcy proceedings or (B) accelerate any amounts owing from the Company or any of its Subsidiaries to such creditor.

(iii)       Neither the Company nor any of its Subsidiaries, individually and on a consolidated basis, shall be insolvent.

(iv)       Except as set forth in Section 3.1(k) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall have engaged in any business or in any transaction, and shall not be about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

5.2         Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Preferred Shares and Warrants at the Closing to the Purchasers is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)       Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a different specified date.

(b)       Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       Purchaser Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)       Consents. Such Purchaser shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary from any governmental authorities necessary for consummation of its purchase of the Securities at the Closing.

(f)       Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

ARTICLE VI
MISCELLANEOUS

6.1         Fees and Expenses.

(a)       The Company shall reimburse the Purchasers for the reasonable and documented out-of-pocket expenses of the Purchasers (including, but not limited to, attorneys’ fees and costs) in connection with the Transaction Documents and the transactions contemplated hereby and thereby. Except as set forth in this Section 6.1 and as set forth in the Registration Rights Agreement, all fees and expenses incurred in connection with the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the transactions contemplated hereby and thereby are consummated.

(b)       The Company shall pay any and all documentary, stamp or similar issue or transfer tax payable in connection with this Agreement, the issuance of the Securities at Closing and the issuance of the Series A-1 Preferred Stock and the Underlying Shares, except that the Company may require the converting holder of the Preferred Stock or the exercising holder of Warrants to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax payable in connection therewith as a result of the name of the holder of the Underlying Shares or Warrant Shares, as applicable, issued upon such exchange or registration of transfer being different from the name of the converting or exercising holder of the Preferred Stock or Warrants surrendered.

6.2         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail to the e-mail address specified in this Section 6.3 prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail to the e-mail address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Corindus Vascular Robotics, Inc.
309 Waverley Oaks Road, Suite 105
Waltham, MA 02452
Telephone No.: (508) 653-3335
E-mail Address: David.Long@corindus.com
Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Telephone No.: (617) 348-1799
E-mail Address: WCHicks@mintz.com
MDMantell@mintz.com
Attention: William C. Hicks, Esq.
Marc D. Mantell, Esq.

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company (other than with respect to Section 4.1(a)) and the Purchasers holding or having the right to acquire a majority of the Preferred Shares at the time of such amendment (which amendment shall be binding on all Purchasers) (the “Majority Purchasers”). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document that, by its terms, applies to all Purchasers, unless the same consideration is also offered to all Purchasers who then hold Securities.

6.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the written consent of Purchasers holding or having the right to acquire a majority of the Preferred Shares and the Warrant Shares on a fully-diluted basis at the time of such consent except to a successor in the event of a Fundamental Transaction. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided that such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities. Covenants to be performed after the Closing shall survive until performed or observed in accordance with their terms.

6.10         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that each of the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any Action for specific performance of any such obligation (other than in connection with any Action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15         Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

6.17         Waiver of Conflicts. Each Purchaser acknowledges that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their Affiliates in matters unrelated to the transactions contemplated by the this Agreement, including representation of such Purchasers or their Affiliates in matters of a similar nature to the transactions contemplated by this Agreement. The applicable rules of professional conduct require that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. inform the Purchasers hereunder of this representation and obtain their consent. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has served as outside general counsel to the Company and has negotiated the terms of this Agreement solely on behalf of the Company. Each Purchaser hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation; (b) acknowledges that with respect to the transactions contemplated by this Agreement, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.’s representation of the Company in the transactions contemplated by this Agreement.

6.18         Termination. This Agreement may be terminated and the sale and purchase of the Preferred Shares and the Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.18, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.18, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom. The Company and any Purchaser(s) may extend the term of this Agreement in accordance with the amendment provisions of Section 6.4 herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ Mark J. Toland
Name: Mark J. Toland
Title: Chief Executive Officer and President

By:	/s/ David W. Long
Name: David W. Long
Title: Chief Financial Officer and Senior Vice President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES for purchasers FOLLOW]

NAME OF PURCHASER:

HEC MASTER FUND LP

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount):

$13,500,000

Number of Preferred Shares and Warrant Shares to be Acquired:

Preferred Shares:	540,000

Warrant Shares:	4,725,000

Tax ID No.:

Address for Notice/Residency of Purchaser:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions (if different than above):

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER:

HERITAGE MEDICAL SYSTEMS

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount):

$10,000,000

Number of Preferred Shares and Warrant Shares to be Acquired:

Preferred Shares:	400,000

Warrant Shares:	3,500,000

Tax ID No.:

Address for Notice/Residency of Purchaser:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions (if different than above):

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

NAME OF PURCHASER:

BIOSTAR VENTURES

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount):

$1,000,000

Number of Preferred Shares and Warrant Shares to be Acquired:

Preferred Shares:	40,000

Warrant Shares:	350,000

Tax ID No.:

Address for Notice/Residency of Purchaser:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions (if different than above):

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

EXHIBITS:

A:	Form of Warrant
B:	Form of Registration Rights Agreement
C-1:	Accredited Investor Questionnaire
C-2:	Stock Certificate Questionnaire
D-1:	Form of Opinion of Company Counsel
D-2:	Form of Opinion of Company Intellectual Property Counsel
E:	Form of Irrevocable Transfer Agent Instructions
F:	Form of Secretary’s Certificate
G:	Form of Officer’s Certificate
H:	Form of Certificate of Designation

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Corindus Vascular Robotics, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the Series A Convertible Preferred Stock, par value $0.0001 per share, certain warrants and shares of common stock that may be issued upon exercise of such warrants (collectively, the “Securities”), of Corindus Vascular Robotics, Inc., a Delaware corporation (the “Corporation”). The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.	BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:

  (Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (_____)

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:	Approximate Date of formation:

Were you formed for the purpose of investing in the securities being offered?

Yes ____      No ____

If an individual:

Residence Address:

 (Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (_____)

Age:	Citizenship:	Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ____      No ____

Social Security or Taxpayer Identification No.:

PART B.	ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Securities of the Company.

___	(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	(3)	An insurance company as defined in Section 2(a)(13) of the Securities Act;

___	(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act;

___	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___	(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

___	(10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

___	(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (excluding the value of such persons’ primary residence);

___	(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___	(13)	An executive officer or director of the Company;

___	(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.	FOR EXECUTION BY AN INDIVIDUAL:

By

Date

Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

By

Date

Print Name:

Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By

Date

Print Name:

Title:

Entity Name:

By

Date

Print Name:

Title:

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.          The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.          The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.          The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.          The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

Irrevocable Transfer Agent Instructions

As of March [__], 2018

Manhattan Transfer Registrar Company

57 Eastwood Road

Miller Place, NY 11764

Attn: Mr. John Ahearn

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of March [__], 2018 (the “Agreement”), by and among Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), and the purchasers named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares of Series A Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are convertible into shares (the “Underlying Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and warrants, which are exercisable into shares of Common Stock (the “Warrant Shares”).

By this letter, you are irrevocably authorized and directed to issue an aggregate of [___] shares of the Series A Preferred Stock (the “Shares”). The Shares should be issued in the names and denominations specified on Schedule I hereto, in either book entry or stock certificate form, as indicated on Schedule I. The Shares have not been registered and are, therefore, “restricted shares.” Accordingly, the Shares should bear the following restricted legend:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Shares may be issued to any Holder in certificate form (each, a “Certificate” and collectively, the “Certificates”) upon request. Any Certificate issued should contain the aforementioned legend.

This letter shall also serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue certificates representing shares of Common Stock upon transfer or resale of the Underlying Shares or the Warrant Shares.

You acknowledge and agree that so long as you have received written confirmation from the Company’s legal counsel that a registration statement covering resales of the Underlying Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and a copy of such registration statement, then, unless otherwise required by law, you shall use your commercially reasonable efforts to issue the certificates representing the Underlying Shares or Warrant Shares registered in the names of such Holders or transferees, as the case may be, within three Business Days of your receipt of a notice of transfer of Underlying Shares or Warrant Shares, and such certificates shall not bear any legend restricting transfer of the Underlying Shares or Warrant Shares thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Underlying Shares and the Warrant Shares has been declared effective by the Commission under the Securities Act (which confirmation shall be delivered to you upon effectiveness of the registration statement) is attached hereto as Annex A.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

CORINDUS VASCULAR ROBOTICS, INC.

By:
Name: Mark J. Toland
Title: Chief Executive Officer and President

By:
Name: David W. Long
Title: Chief Financial Officer and Senior Vice President

Acknowledged and Agreed:

Manhattan Transfer Registrar Company

By:
Name:
Title:

Date: ______________, 2018

[Signature Page to Irrevocable Transfer Agent Instructions]

Schedule I

HOLDERS

Holder	Address	EIN	Number of Shares of Series A Preferred Stock	Form

Annex A

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

Manhattan Transfer Registrar Company

57 Eastwood Road

Miller Place, NY 11764

Attn: Mr. John Ahearn

Re:	Corindus Vascular Robotics, Inc.

Ladies and Gentlemen:

Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), has entered into a Securities Purchase Agreement, dated as of March [__], 2018, with the buyers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers shares of Series A Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”) and Series A-1 Preferred Stock of the Company, par value $0.0001 per share (the “Series A-1 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), which shares of Preferred Stock are convertible into shares (the “Underlying Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and warrants, which are exercisable into shares of Common Stock (the “Warrant Shares”). Pursuant to that certain Registration Rights Agreement of even date, the Company agreed to register the resale of the Underlying Stock and Warrant Shares (collectively, the “Registrable Securities”), under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [______], 2018, the Company filed a Registration Statement on Form S-3 (File No. 333-[_______]) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names each of the Purchasers as a selling stockholder thereunder and set forth as Exhibit A hereto.

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at [____][a.m.][p.m.] on [______], 2018, and we have no knowledge, after telephonic inquiry of a member of the staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement. Based upon the foregoing, we are of the opinion that as of the date hereof, the Registrable Securities have been duly authorized and, when issued by you, will be validly issued, fully paid and non-assessable, and are registered for resale under the Securities Act under the effective Registration Statement and may be issued without a restrictive legend.

This letter shall serve as our standing notice to you that the Common Stock may be freely transferred by the Purchasers pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Purchasers or the transferees of the Purchasers, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated March [____], 2018, provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. This letter shall serve as our standing instructions with regard to this matter.

[Signature page follows]

Very truly yours,

By:
Name:
Title:

[Signature Page to Notice of Effectiveness of Registration Statement]

corindus vascular robotics, Inc.

Secretary’s Certificate

March ___, 2018

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company, pursuant to Section 2.2(a)(v) of the Securities Purchase Agreement, dated as of March 15, 2018, by and among the Company and the Purchasers (as defined therein) (the “Securities Purchase Agreement”), and further certifies in his official capacity and not in his individual capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

a)	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company and any duly authorized committee thereof approving the transactions contemplated by the Securities Purchase Agreement and the other Transaction Documents and the issuance of the Securities. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption and are now in full force and effect and are the only resolutions adopted by the Board of Directors of the Company or any duly authorized committee thereof approving the transactions contemplated by the Securities Purchase Agreement and the other Transaction Documents and the issuance of the Securities.

b)	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Designations setting forth the rights, preferences and privileges of the Companys’ Series A Convertible Preferred Stock, par value $0.0001 per share, and Series A-1 Convertible Preferred Stock, par value $0.0001 per share, and no action has been taken to amend, modify or repeal such Certificate of Designations, the same being in full force and effect as of the date hereof.

c)	Attached hereto as Exhibit C-1 is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect as of the date hereof. Attached hereto as Exhibit C-2 is a true, correct and complete copy of the Bylaws of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect as of the date hereof.

d)	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Title	Signature

Mark J. Toland	Chief Executive Officer and President

David W. Long	Chief Financial Officer, Senior Vice President, Secretary and Treasurer

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first set forth above.

David W. Long
Secretary

I, Mark J. Toland, Chief Executive Officer and President, hereby certify that David W. Long is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Mark J. Toland
Chief Executive Officer and President

[Signature Page to Secretary’s Certificate]

CORINDUS VASCULAR ROBOTICS, INC.

Compliance Certificate

March __, 2018

The undersigned, the Chief Executive Officer and President of Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), pursuant to Section 2.2(a)(vi) of the Securities Purchase Agreement, dated as of March 15, 2018, by and among the Company and the Purchasers (as defined therein) (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.	The representations and warranties made by the Company in Section 3.1 of the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties are true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a different specified date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

Mark J. Toland
Chief Executive Officer and President

[Signature Page to Compliance Certificate]

Exhibit A

Board Resolutions

Exhibit B

Certificate of Designation

Exhibit C-1

Certificate of Incorporation

Exhibit C-2

Bylaws